SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of June 15, 2009, among DARA BioSciences, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, that aggregate number of Units (as hereinafter defined) set forth on such Purchaser's signature page to this Agreement (which aggregate amount of Units for all Purchasers together (the "Total Units") shall not have an aggregate purchase price exceeding $5,000,000 (the "Purchase Price Cap"). Each "Unit" shall consist of (i) one Share of Common Stock, and (ii) one Warrant (in each case, as defined below);

WHEREAS, subject to the terms and conditions set forth in this Agreement, up to an aggregate number of 6,016,682 Units, as determined in the discretion of the Company (the "Initial Units"), will be issued and sold to the Purchasers on the First Closing Date (as defined below) at a price per Unit equal to the average of the closing sales price on the Nasdaq Capital Market (trading symbol "DARA") for one share of Common Stock for the period of twenty (20) Trading Days (as defined below) ending on the last Trading Day prior to the date Purchaser executes this Agreement and deposits the full Aggregate Purchase Price (as defined below) into the Escrow Account (as defined below) (the "Purchase Price"); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, an amount up to the difference between Total Units and the aggregate number of Initial Units sold on the First Closing Date (the "Remaining Units") may be issued and sold to the Purchasers on the Second Closing Date (as defined below) at a price per Unit equal to the Purchase Price.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"Aggregate Purchase Price" means, as to each Purchaser, the aggregate amount to be paid by such Purchaser for Units purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Aggregate Purchase Price", in United States Dollars and in immediately available funds.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means either the First Closing or the Second Closing.

"Closing Date" means either the First Closing Date or the Second Closing Date.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $.01 per share.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company's Counsel" means K&L Gates, LLP, having an office at 4350 Lassiter at North Hills Avenue, Suite 300, Raleigh, North Carolina 27609.

"Co-Placement Agents" means Gilford Securities Incorporated and Waveland Capital Partners LLC.

"Discussion Time", with respect to each Purchaser, means the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof.

"Escrow Account" has the meaning ascribed to such term in Section 2.1(c).

"Escrow Agent" means Wachovia Bank, N.A.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"First Closing" has the meaning ascribed to such term in Section 2.1(a).

"First Closing Date" has the meaning ascribed to such term in Section 2.1(a).

"Initial Units" has the meaning ascribed to such term in the recitals to this Agreement.

"Intellectual Property" has the meaning ascribed to such term in Section 3.1(k).

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" has the meaning ascribed to such term in Section 3.1(a).

"Nasdaq Stockholder Approval Requirement" has the meaning ascribed to such term in Section 4.9.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Purchase Price" has the meaning ascribed to such term in the recitals to this Agreement.

"Purchase Price Cap" has the meaning ascribed to such term in the recitals to this Agreement.

"Purchaser Party" has the meaning ascribed to such term in Section 4.6.

"Remaining Units" has the meaning ascribed to such term in the recitals to this Agreement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" has the meaning ascribed to such term in Section 3.1.

"Second Closing" has the meaning ascribed to such term in Section 2.1(b).

"Second Closing Date" has the meaning ascribed to such term in Section 2.1(b).

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Securities Act" has the meaning ascribed to such term in the recitals to this Agreement.

"Shares" means shares of the Company's Common Stock.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Stockholder Approval Condition" has the meaning ascribed to such term in Section 2.4(c).

"Stockholder Approval Termination Date" has the meaning ascribed to such term in Section 4.12.

"Subsidiary" has the meaning ascribed to such term in Section 3.1(a).

"Total Units" has the meaning ascribed to such term in the recitals to this Agreement.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

"Transaction Agreements" means this Agreement, the Warrants and any other agreements executed in connection with the transactions contemplated hereunder.

"Unit" has the meaning ascribed to such term in the recitals to this Agreement.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

"Warrants" means collectively the Common Stock purchase warrants, in the form of Exhibit A attached hereto and delivered to the Purchasers at a Closing in accordance with Article II hereof, which Warrants shall be exercisable beginning on the date that is 12 months after the date hereof and have a term of exercise equal to 5 years.

"Warrant Exercise Price" has the meaning ascribed to such term in Section 2.2(a)(ii).

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to each of the Purchasers, such number of Units set forth on such Purchaser's signature page to this Agreement. Subject to the terms and conditions of this Agreement, such purchases and sales shall take place at the First Closing and/or the Second Closing (if applicable) in the order of the dates on which Purchasers deliver to the Company their executed signature pages to this Agreement and deposit funds in the Escrow Account pursuant to Section 2.1(c); provided, however, if one or more signature pages are received by the Company and related Escrow Account fundings occur on the same date, and if the sale of the Units represented thereby would result in the total number of Initial Units, along with any shares or warrants issued contemporaneously therewith, such as placement agent warrants, required to be counted together therewith for purposes of the Nasdaq Approval Requirement prior to the sale thereof, then the Company shall allocate such Units between Initial Units (to be purchased and sold at the First Closing subject to the terms and conditions of this Agreement) and Remaining Units (to be purchased and sold at the Second Closing subject to the terms and conditions of this Agreement) in its sole discretion. By their signatures to this Agreement, the Purchasers expressly acknowledge and agree that there is no minimum number of Units required to be sold at any Closing under this Agreement. No investment should be made in the Company pursuant to this Agreement based on any assumption or expectation by any Purchaser that any minimum number of Units will be sold hereunder. Notwithstanding any other provision of this Agreement, in no event shall the Company sell or issue, or be required to sell or issue, pursuant to this Agreement any Units that would cause the Company to sell or issue Units in excess of the Purchase Price Cap.

(a) First Closing. The first closing of the purchase and sale of the Initial Units (the "First Closing") shall be held at the offices of the Company's Counsel, on June 15, 2009 at 11:00 a.m., New York time, or at such other time (on or prior to June 30, 2009) and place designated by the Company and the Co-Placement Agents (the "First Closing Date").

(b) Second Closing. If applicable, a closing of the purchase and sale of the Remaining Units (the "Second Closing") may be held at the offices of the Company's Counsel, which Second Closing would be held no later than three Trading Days following the satisfaction of the Stockholder Approval Condition (as hereinafter defined) (the "Second Closing Date").

(c) Payments. Immediately upon a Purchaser's execution of this Agreement, such Purchaser shall deposit the full Aggregate Purchase Price, as set forth on such Purchaser's signature page to this Agreement, into an account established by the Company with the Escrow Agent and designated in writing to such Purchaser by the Company (the "Escrow Account"). Such deposit shall be made in United States dollars and in immediately available funds by wire transfer. Upon written instruction by (i) the Company and (ii) the Co-Placement Agents to the Escrow Agent, the Escrow Agent shall release funds from the Escrow Account to the Company at the First Closing and, if applicable, at the Second Closing. Such funds shall be paid by the Escrow Agent to the Company in United States dollars and in immediately available funds by wire transfer to an account established by the Company and designated in writing to the Escrow Agent by the Company. If any funds remain in the Escrow Account at 6:00 p.m. New York time on the Stockholder Approval Termination Date, the Escrow Agent shall, on the next Trading Day, return those funds, without interest, to those Purchasers whose payment(s) hereunder have not been used to purchase Units.

2.2 First Closing Deliveries.

(a) At the First Closing, the Company shall deliver or cause to be delivered to Purchasers, and/or the Co-Placement Agents on behalf of the Purchasers, the following:

(i) a stock certificate for the number of Shares included in the Initial Units purchased by such Purchaser at the First Closing, in the name of such Purchaser and bearing a restrictive legend under the Securities Act as described in Section 3.2(j) below (such stock certificate may be delivered within three Trading Days of the First Closing Date; and

(ii) a Warrant registered in the name of such Purchaser to purchase up to a number of Shares equal to 100% of such Purchaser's Initial Units actually purchased hereunder at the First Closing, with an exercise price per Share equal to the consolidated closing bid price on the Nasdaq Capital Market (trading symbol "DARA") for one share of Common Stock for the trading day prior to the First Closing Date (the "Warrant Exercise Price"), subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the First Closing Date).

(b) At the First Closing, the aggregate Purchase Price for the Initial Units purchased at the First Closing shall be delivered to the Company from the Escrow Account in accordance with Section 2.1(c).

2.3 Second Closing Deliveries.

(a) At the Second Closing (if applicable), the Company shall deliver or cause to be delivered to the Co-Placement Agents on behalf of the Purchasers the following:

(i) a stock certificate for the number of Shares included in the Remaining Units purchased by such Purchaser at the Second Closing, in the name of such Purchaser and bearing a restrictive legend under the Securities Act as described in Section 3.2(j) (such Warrant certificate may be delivered within three Trading Days of the Second Closing Date; and

(ii) a Warrant registered in the name of such Purchaser to purchase up to a number of Shares equal to 100% of such Purchaser's Remaining Units actually purchased hereunder at the Second Closing, with an exercise price per Share equal to the Warrant Exercise Price, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Second Closing Date).

(b) At the Second Closing (if applicable), the aggregate Purchase Price for the Remaining Units purchased at the Second Closing shall be delivered to the Company from the Escrow Account in accordance with Section 2.1(c).

2.4 Closing Conditions.

(a) Conditions Precedent to the Obligations of the Purchasers at the Closings. The obligation of each Purchaser to acquire the Initial Units at the First Closing and the Remaining Units at the Second Closing (if applicable) is subject to the satisfaction or waiver by such Purchaser, at or before the First Closing or Second Closing, as applicable, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date or the Second Closing Date, as applicable, as though made on and as of such date; provided, however, that those representations and warranties qualified by materiality shall be true and correct in all respects as of the date when made and as of the First Closing Date or the Second Closing Date, as applicable, as though made on and as of such date.

(ii) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by it at or prior to the First Closing or the Second Closing, as applicable.

(iii) Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted, or to the Company's knowledge, threatened, on or before the First Closing Date or the Second Closing Date, as applicable, which action, suit or proceeding would reasonably be expected to have a Material Adverse Effect.

(b) Conditions Precedent to the Obligations of the Company at the Closings. The obligation of the Company to sell the Initial Units to a Purchaser at the First Closing and the Remaining Units at the Second Closing (if applicable) is subject to the satisfaction or waiver by the Company, at or before the First Closing or the Second Closing, as applicable, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of such Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the First Closing Date or the Second Closing Date, as applicable, as though made on and as of such date; provided, however, that those representations and warranties qualified by materiality shall be true and correct in all respects as of the date when made and as of the First Closing Date or the Second Closing Date, as applicable, as though made on and as of such date.

(ii) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by such Purchaser at or prior to the First Closing or the Second Closing, as applicable.

(iii) Company Acceptance. The Company shall have accepted such Purchaser's commitment to purchase Units as set forth on such Purchaser's signature page, as evidenced by the countersignature of a Company officer on such signature page where indicated.

(c) Additional Conditions to the Second Closing. The obligations of each Purchaser to accept delivery of, and the Company's obligation to sell and issue, the Remaining Units are subject to the Company's receipt and effectiveness of stockholder approval for the issuance of the Remaining Units as, and to the extent, required pursuant to the rules and regulations of the Nasdaq Stock Market, the Commission or otherwise (the "Stockholder Approval Condition"). If and to the extent applicable, following the satisfaction of the foregoing condition, the Company will issue to the Purchasers the Remaining Units and shall instruct the Escrow Agent to remit, and the Escrow Agent shall remit, payment of the aggregate Purchase Price for the Remaining Units to the Company pursuant to Section 2.1(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, any Company Quarterly Report on Form 10-Q filed since the filing date of such Annual Report, or any of the Company's Current Reports on Form 8-K filed since the filing date of such Annual Report (all collectively, the "SEC Reports"), the Company hereby represents and warrants to, and covenants with, each Purchaser as of the date hereof and as of each Closing Date, as follows:

(a) Organization. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as currently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns property or transacts business and where the failure to be so qualified would have a material adverse effect upon: (i) the Company and its Subsidiaries as a whole, (ii) the business, financial condition, properties, operations or assets of the Company and its Subsidiaries as a whole, or (iii) the Company's ability to perform its obligations under the Transaction Agreements in all material respects (each, a "Material Adverse Effect"). No proceeding has been instituted, or to the Company's knowledge, threatened, in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as set forth in the SEC Reports, the Company does not currently own, directly or indirectly, a majority of the stock or other equity interests in any entity (each, a "Subsidiary"). Except for matters which are not reasonably likely to have a Material Adverse Effect, each Subsidiary of the Company has been duly incorporated, formed, or organized, and is validly existing, in good standing under the laws of the jurisdiction of its incorporation, formation, or organization, with full power and authority to own its properties and conduct its business as currently conducted. Except for matters which are not reasonably likely to have a Material Adverse Effect, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, except as disclosed in the SEC Reports, is owned of record by the Company, or a Subsidiary of the Company.

(b) Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements. The execution and delivery of the Transaction Agreements, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. The Transaction Agreements that require execution by the Company have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws; (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict or Default. The execution and delivery of the Transaction Agreements, the issuance and sale of the Securities to be sold by the Company under the Transaction Agreements, the fulfillment of the terms of the Transaction Agreements and the consummation of the transactions contemplated thereby will not: (A) result in a conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note, loan agreement or other evidence of indebtedness, or any indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, (ii) any stockholders agreement, voting agreement or similar agreement concerning the voting rights of stockholders, (iii) the Certificate of Incorporation, bylaws or other organizational documents of the Company, as amended, or (iv) with respect to the issuance and sale of the Securities, assuming the accuracy of the representations and warranties and the performance and satisfaction of the covenants and agreements, of the Purchasers pursuant to the Transaction Agreements, any law, rule, ordinance, statute, regulation, or existing order of any court or governmental agency, or other authority binding upon the Company or the Company's respective properties; or (B) result in the creation or imposition of any Lien upon any of the material assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note, loan agreement or other evidence of indebtedness, or any material indenture, lease, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreements by the Company and the valid issuance or sale of the Securities by the Company pursuant to the Transaction Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(d) Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). At December 31, 2008, there were 30,113,829 shares of Common Stock issued and 30,101,328 shares of Common Stock outstanding. There were no shares of Preferred Stock issued and outstanding as of December 31, 2008. As of December 31, 2008, no shares of the Company's Common Stock were reserved for issuance, except (a) up to 2,228,213 shares of Common Stock reserved for issuance pursuant to outstanding stock options, (b) up to 4,041,408 shares of Common Stock reserved for future issuance pursuant to the Company's employee and director incentive stock plans (excluding shares reflected in clause (a) above) and (c) up to 4,277,511 shares of Common Stock reserved for issuance pursuant to outstanding warrants. All outstanding stock options have been appropriately issued, dated and authorized under the Company's employee and director incentive stock plans. Since December 31, 2008, the Company has not issued any shares of Common Stock or any securities convertible into or exercisable for any shares of its Common Stock, other than pursuant to its employee and director incentive stock plans and upon the exercise of outstanding stock options. There are not any outstanding preemptive rights or rights of first refusal that would provide for the issuance or sale of any Common Stock of the Company to any Person as a result of the transactions contemplated by this Agreement.

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(f) Legal Proceedings. There is no legal, administrative, regulatory or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which the business or property of the Company is subject, that is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body that is reasonably likely to have a Material Adverse Effect.

(g) SEC Reports. The SEC Reports, including copies of all the exhibits included or referenced therein, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) have been prepared and filed in compliance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) No Violations. The Company is not in violation of its Certificate of Incorporation or bylaws, as amended. To the knowledge of the Company, it is not in violation of any law, rule, ordinance, statute, regulation or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default is reasonably likely to have a Material Adverse Effect.

(i) Governmental Permits, Etc. The Company and each of its Subsidiaries have all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

(j) Good and Marketable Title to Property. The Company and its Subsidiaries have good and marketable title to, or a valid, subsisting and enforceable interest in, all real properties and all other properties and assets owned or leased by them that are material to the operation of the Company's business.

(k) Intellectual Property. Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) the Company or a Subsidiary has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, "Intellectual Property") and (ii) the Company or a Subsidiary owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). To the Company's knowledge, its use of its Intellectual Property does not infringe the intellectual property rights of any third party which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(l) Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company on a consolidated basis as of the dates therein indicated, and the consolidated results of its operations, cash flows and the changes in stockholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles. The Company has no off-balance sheet arrangements. The Company's internal accounting controls and procedures are sufficient to cause the Company and each Subsidiary to prepare financial statements that comply in all material respects with generally accepted accounting principles and the rules and regulations of the Commission on a consistent basis during the periods involved. Since December 31, 2008, nothing has been brought to the attention of the Company's management that would result in any reportable condition relating to the Company's internal accounting procedures, weaknesses or controls that has not been reported as required by the Commission.

(m) Tax Returns. Except for matters which are not reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject and have paid or accrued all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations.

(n) No Material Adverse Change. There has not been since December 31, 2008 any event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect.

(o) Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts, which breach or default is reasonably likely to result in a Material Adverse Effect. The Company maintains insurance in scope and amount which is reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged.

(p) Investment Company. The Company is not an "investment company" or an "affiliated person" of an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an "investment company" as a result of the transactions contemplated by this Agreement.

(q) Certain Fees. Except for the fees payable to the Co-Placement Agents, and fees payable to Roccus Partners, Inc., no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Agreements. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Agreements.

(s) Employees. The Company and each of its Subsidiaries is in compliance in all material respects with all laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company or any of its Subsidiaries by any governmental agency responsible for the enforcement of such laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before any governmental agency or body or any strike, picketing, boycott, dispute, slowdown or stoppage pending, or to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries or any predecessor entity. No question concerning representation exists respecting the employees of the Company or any of its Subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries, if any.

3.2 Representations, Warranties and Covenants the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of each Closing Date to the Company, and covenants with the Company, as follows:

(a) The Purchaser has carefully read the Transaction Agreements and is familiar with and understands the terms thereof. The Purchaser has also carefully read and considered the Company SEC Reports, including, without limitation, the financial statements included therein. The Purchaser fully understands all of the risks related to the purchase of the Units. The Purchaser understands that nothing in the SEC Reports, any Transaction Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Purchaser has carefully considered and has discussed with the Purchaser's professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Units for the Purchaser's particular tax and financial situation and has determined that the Units being purchased by the Purchaser are a suitable investment for the Purchaser. The Purchaser recognizes that an investment in the Units involves substantial risks, including the possible loss of the entire amount of such investment. The Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the sale of the Units and exercise of the Warrants.

(b) The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser's attorney, accountant or other advisor(s). The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Units.

(c) The Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or Persons acting on behalf of the Company concerning the Company, the offering contemplated by the Transaction Agreements and the Securities and all such questions have been answered to the full satisfaction of the Purchaser.

(d) After examination of the SEC Reports and other information available, the Purchaser is fully aware of the business, financial condition, risks associated with investment in the Units and the operating history relating to the Company, and therefore in subscribing for the purchase of the Units, the Purchaser is not relying upon any information other than information contained in the SEC Reports or in the Transaction Agreements. The Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by the Transaction Agreements, that it has independently determined to enter into the transactions contemplated thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of the Units hereunder. The Purchaser acknowledges that the Purchaser has not, either individually or collectively with any other Purchasers, taken any actions that would deem the Purchasers to be members of a "group" for purposes of Section 13(d) of the Exchange Act with respect to the Company.

(e) The Purchaser is not purchasing the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(f) If the Purchaser is a natural Person, the Purchaser has reached the age of majority in the state in which the Purchaser resides. The Purchaser has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(g) The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection the transactions contemplated by the Transaction Agreements, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Transaction Agreements. The Purchaser has independently evaluated the merits and risks of its decision to purchase the Units, and the Purchaser confirms that it has not relied on the advice of the Company's or any other Purchaser's business and/or legal counsel in making such decision.

(h) The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Units or any of the Securities has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser's own account, for investment purposes and not with a view toward resale or distribution within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act. The Purchaser is acquiring the Securities in the ordinary course of business. The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities purchased hereunder. By making these representations herein, the Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(i) The Purchaser understands that: (i) The Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(j) The Purchaser acknowledges and agrees that the Shares, the Warrants, and upon exercise of the Warrants, the Warrant Shares, shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:

THIS SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD HERETO AND THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

(k) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity: (i) such partnership, corporation, trust, estate or other entity is duly organized and validly existing and has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Units, and (b) to purchase and hold such Units; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Units.

(l) The information contained in the purchaser questionnaire in the form of Exhibit B attached hereto delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act on the basis indicated therein and is a resident of the jurisdiction set forth therein. The Purchaser is not required to be a registered broker-dealer under Section 15 of the Exchange Act. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the

(m) The Purchaser acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection herewith, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

(n) The Purchaser understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units.

(o) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Units or the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Units or the Securities.

(p) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against the Purchaser in accordance its terms.

(q) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder. Assuming the accuracy of the representations and warranties, and the performance and satisfaction of the covenants and agreements, of the Company pursuant to the Transaction Agreements, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreement by the Purchaser, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

(r) The Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Units to such Purchaser.

(s) The Purchaser has, in connection with its purchase of the Units, complied with all applicable provisions of the Securities Act, including the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

(t) Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchase or disposition, including Short Sales, in the securities of the Company during the Discussion Time. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. As long as any Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the rules and regulations of the Trading Market. As long as any Purchaser owns any Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.2 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day immediately following the First Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Agreements thereto. The Company may, contemporaneously with such Form 8-K issue a press release concerning the transactions contemplated hereby. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company shall not need the prior consent of any Purchaser to issue the press release with respect to the transactions contemplated hereby as set forth above in this Section 4.2. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the filing of final Transaction Agreements (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Units hereunder for general corporate purposes, including without limitation working capital.

4.5 Indemnification of Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify, defend and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreements or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Agreements (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Agreements or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Agreements.

4.6 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.7 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.2. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement, or other information provided by or on behalf of the Company to such Purchaser, is publicly disclosed by the Company as described in Section 4.2 or otherwise, such Purchaser will maintain the confidentiality of all such disclosures (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.2 and any other material nonpublic information disclosed by or on behalf of the Company to such Purchaser is publicly announced. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.8 Delivery of Securities After Closing. Subject to the receipt of all necessary information from each Purchaser, the Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser at a Closing to such Purchaser within three Trading Days of the applicable Closing Date.

4.9 Stockholder Approval Event. If the Company agrees to sell and the Purchasers agree to purchase any Remaining Units hereunder, and if, and to the extent, the Company determines, in its reasonable discretion, that stockholder approval is required for the issuance of such Remaining Units pursuant to the rules and regulations of the Nasdaq Stock Market (the "Nasdaq Stockholder Approval Requirement"), the Commission or otherwise, the Company shall prepare and file with the Commission either (i) a proxy statement pursuant to Section 14(a) of the Exchange Act or (ii) an information statement pursuant to Section 14(c) of the Exchange Act. In the event of such filing, the Company shall use its commercially reasonable efforts to satisfy the Stockholder Approval Condition within seventy-five (75) days of the First Closing Date (such date being the "Stockholder Approval Termination Date"). The Stockholder Approval Termination Date may be extended by the Company upon written notice to the Purchasers for up to an additional thirty (30) days.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder with respect to any future Closing only and without any effect whatsoever on the obligations between the Company and the other Purchasers or on Units purchased hereunder by such Purchaser at a prior Closing, by written notice to the other parties, if (i) the First Closing has not been consummated on or before July 20, 2009, or (ii) the Second Closing (if applicable) has not been consummated on or before September 30, 2009; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties). Upon such termination, the terminating Purchaser shall be entitled to receive a full refund of such Purchaser's Aggregate Purchase Price that has not already been applied to the purchase of Units hereunder at a Closing hereunder.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Agreements, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser(s) holding 51% or more of the then outstanding Securities sold pursuant to this Agreement, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereby waive all rights to a trial by jury.

5.10 Survival. The representations and warranties contained herein shall survive until the 18 month anniversary of the date hereof.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective with respect to each Purchaser when counterparts have been signed by such Purchaser and the Company and delivered by each to the other, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Agreements and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or nonperformance of the obligations of any other Purchaser under any Transaction Agreement. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Agreements. Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Agreements and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Agreements or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DARA BIOSCIENCES, INC. By: Name: Richard A. Franco Title: President	8601 Six Forks Road, Suite 160 Raleigh, NC 27615 Attn: Richard A. Franco Fax: 919-861-0239 e-mail: rfranco@darabiosciences.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory (if Purchaser is an entity):

Date of Signature and Deposit of Funds in Escrow Account:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

EIN Number:

Total Number of Units: __________________________________________________________

Approval of this Purchaser's Signature Page by Company: _____________________________

Richard A. Franco

President

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND NEITHER THIS WARRANT, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, OR ANY INTEREST HEREIN OR THEREIN MAY BE ACQUIRED UPON EXERCISE HEREUNDER, OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD HERETO AND THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock of

DARA BIOSCIENCES, INC.

Dated as of [__________], 2009

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, the holder (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the 12-month anniversary of the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from DARA BioSciences, Inc., a Delaware corporation (the "Company"), up to [____TBD____] shares (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of June 15, 2009, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

    Exercise of Warrant. Subject to compliance with applicable securities laws, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

    Exercise Price. The per share exercise price of the Common Stock under this Warrant shall be $[_TBD_], subject to adjustment hereunder (the "Exercise Price").

    Cashless Exercise. If at any time during the term of this Warrant either there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

    (A) = the VWAP on the Trading Day immediately preceding the date of such election;

    (B) = the Exercise Price of this Warrant, as adjusted; and

    (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

    Mechanics of Exercise.

      Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within three Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price.

      Restrictive Legend. The Holder understands that unless the issuance of the Warrant Shares shall have been registered or otherwise may be sold pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares shall bear a restrictive legend in substantially the form described in the Purchase Agreement (and a stop-transfer order may be placed against transfer of the certificates for such securities).

      Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

      No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

Section 3. Certain Adjustments.

    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant or the other Warrants), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

    Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any other consideration, including cash (the "Alternate Consideration"), receivable as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.

    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

    Notice to Holders. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

    Transferability. This Warrant and all rights hereunder are transferable in accordance, and only in accordance, with applicable securities laws and the Securities Purchase Agreement, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

    Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

    No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

    Authorized Shares.

    The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

    Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

    Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will not be registered and will have restrictions upon resale imposed by state and federal securities laws.

    Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

    Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _________ __, 2009

DARA BIOSCIENCES, INC.

By:

Name: Richard A. Franco

Title: President

NOTICE OF EXERCISE

TO: DARA BioSciences, Inc.

8601 Six Forks Road, Suite 160

Raleigh, North Carolina 27615

(1) The undersigned hereby elects to purchase ______ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price, together with all applicable transfer taxes, if any, in accordance with paragraph (2) below.

(2) Payment shall take the form of (check applicable box):

[ ] $__________________ in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________

The Warrant Shares shall be delivered to the following:

_____________________________________

_____________________________________

_____________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________________ whose address is ____________________________________________________________.

Dated: ____________, ______

Holder's Signature:

Holder's Address:

Signature Guaranteed: ___________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

DARA BioSciences, Inc.

Confidential Purchaser Questionnaire

Before any sale of Units can be made to you by DARA BioSciences, Inc., this Questionnaire must be completed and returned to Richard Franco.

1. IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)

A. INDIVIDUAL IDENTIFICATION QUESTIONS

Name

(Exact name as it should appear on stock certificate)

Residence Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

B. IDENTIFICATION QUESTIONS FOR ENTITIES

Name

(Exact name as it will appear on stock certificate)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number ( )

Type of entity (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment?

Yes       No

2. DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Please check whether you are any of the following:

a corporation, limited liability company or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940

a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated Person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity an insurance company as defined in Section 2(13) of the Securities Act of 1933 an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a Person who is an accredited investor and who completed Part I of this questionnaire;

a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000 a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000 an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000 an entity in which all of the equity owners are accredited investors

3. BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title

Educational Background

Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never

4. SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed  at ___________________, on   , 2009

(Signature)